EXECUTION ORIGINAL

Exhibit 10.13

GUARANTOR’S RATIFICATION

The undersigned Guarantor hereby reaffirms its continuing obligations under the terms of that certain Guaranty and Suretyship Agreement dated April 17, 2008 (as amended, restated, replaced and/or modified from time to time, the “Guaranty”), and acknowledges that (i) it has read the Second Amendment to Revolving Credit and Security Agreement as is being and may further be amended, restated, modified and/or extended from time to time, are secured by it’s Guaranty, and (iii) it makes such reaffirmation with full knowledge of the terms thereof.

ATTEST:	BERLINER COMMUNICATIONS, INC.

/s/ Nicholas Day	By:	/s/ Richard Berliner
Name: Nicholas Day	Name: Richard Berliner
Title: General Counsel and Secretary	Title: President and Chief Executive Officer

Dated:  September 25, 2009